Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-270013), Form S-4 (No. 333-117914), and Form S-8 (Nos. 333-64179, 333-87593, 333-41944, 333-58046, 333-97729, 333-100426, 333-107832, 333-117913, 333-127971, 333-129072, 333-136118, 333-140942, 333-143880, 333-149131, 333-149132, 333-151851, 333-155314, 333-159778, 333-165438, 333-168295, 333-171154, 333-174242, 333-175416, 333-175417, 333-176477, 333-176663, 333-178369, 333-181535, 333-181539, 333-192514, 333-193299, 333-195987, 333-203546, 333-213340, 333-267681, 333-273485, 333-289128) of eBay Inc. of our report dated February 19, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 19, 2026